Exhibit 99.1

Monster Digital Announces Filing of Preliminary Proxy Statement for Proposed Merger with Innovate Biopharmaceuticals

SIMI VALLEY, CA (Marketwired - August 25, 2017) - Monster Digital, Inc. (“Monster Digital” or “Monster”) (Nasdaq: MSDI) announced today the filing with the U.S. Securities and Exchange Commission ("SEC") of Monster Digital’s preliminary proxy statement in connection with the proposed combination of Monster Digital and Innovate Biopharmaceuticals, Inc. (“Innovate”).

As previously announced, on July 3, 2017, Monster Digital and Innovate entered into a definitive agreement (the “Merger Agreement”) under which Monster Digital and Innovate will combine in a stock-for-stock transaction (the “Merger”) Under the terms of the Merger Agreement, pending stockholder approval of the transaction, Monster Digital’s wholly owned subsidiary, Monster Merger Sub, Inc., will merge into Innovate with Innovate surviving the merger and becoming a wholly-owned subsidiary of Monster (the “Merger”); the combined company will advance a late stage drug for celiac disease into expected Phase 3 clinical trials. Innovate believes celiac disease is a significant unmet medical need as a gluten-free diet is the only current therapy.

Subject to the terms of the Merger Agreement, at the effective time of the Merger, Innovate stockholders will receive a number of newly issued shares of Monster common stock determined using the exchange ratio described below in exchange for their shares of Innovate stock. Following the Merger, stockholders of Innovate will become the majority owners of Monster. The exchange ratio will be based on a pre-transaction valuation of $60 million for Innovate’s business and $6 million for Monster’s business. As a result, current Monster security holders will collectively own approximately 9% and Innovate security holders will collectively own approximately 91% of the combined company on a pro-forma basis, subject to adjustment based on Monster’s net cash balance and Monster’s and Innovate’s capitalization at closing, but not including any dilution that may result from securities sold by Innovate for capital raising purposes prior to the closing of the Merger, which are subject to certain valuation thresholds described in the Merger Agreement. For purposes of calculating the exchange ratio, outstanding warrants and options of Monster with a per share exercise price of $5.00 or greater would be excluded from Monster’s capitalization, as described in the Merger Agreement. The information in the preliminary proxy statement is not complete and may be changed.

The Merger is subject to approval by Monster Digital stockholders and the satisfaction of other customary closing conditions and is expected to close in the fourth quarter of 2017.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed business combination transaction between Monster Digital and Innovate. The proposed transaction will be submitted to the stockholders of Monster Digital for their consideration. In connection with the proposed transaction, Monster Digital has filed with the SEC a preliminary proxy statement of Monster Digital. A definitive proxy statement containing information about the proposed business combination transaction will be mailed to each Monster Digital stockholder entitled to vote at Monster Digital's stockholder meeting. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MONSTER DIGITAL, INNOVATE, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders may obtain copies of the preliminary proxy statement and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC's website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from Monster Digital's website (www.monsterdigital.com) under the link "Investor Relations" and then under the tab "SEC Filings."

Exhibit 99.1

Participants in Solicitation

Monster Digital and its directors, executive officers, other members of management, and employees may be deemed to be "participants" in the solicitation of proxies from Monster Digital's stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Monster Digital's stockholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, are set forth in the proxy statement filed with the SEC in connection with the proposed transaction. Information about Monster Digital's executive officers and directors can be found in its Annual Report on Form 10-K filed with the SEC on March 31, 2017. Free copies of these documents may be obtained from Monster Digital using the contact information below.

About Innovate Biopharmaceuticals, Inc.:

Innovate is a clinical stage biotechnology company focused on developing novel autoimmune/inflammation therapeutic drugs.

Innovate’s lead drug candidate, larazotide acetate (larazotide or INN-202), has successfully met its primary endpoint in an efficacy clinical trial for celiac disease. Larazotide successfully completed the End of Phase 2 Meeting with the FDA to prepare for expected Phase 3 clinical trials for larazotide in celiac disease in late 2017. In clinical studies in more than 800 patients, larazotide demonstrated a favorable safety profile comparable to placebo, due to what Innovate believes is its lack of systemic absorption from the small bowel. Larazotide has also received Fast Track designation from the FDA.

Larazotide, an oral peptide formulated into a capsule, has a mechanism of action which decreases intestinal permeability and regulates tight junctions by reducing antigen trafficking across epithelial cells in the intestines. Innovate believes that larazotide is the only drug in the clinic with this mechanism of action of reducing intestinal permeability. Increased intestinal permeability, sometimes referred to as “leaky gut,” has been widely recognized in the literature as a gateway to multiple autoimmune diseases, including celiac disease, irritable bowel syndrome (IBS), inflammatory bowel diseases (IBD, Crohn’s and ulcerative colitis), type 1 diabetes mellitus (T1DM), nonalcoholic steatohepatitis (NASH), chronic kidney disease (CKD) and several others.

Exhibit 99.1

Innovate's second therapeutic, INN-108, is entering Phase 2 clinical trials for the treatment of mild to moderate ulcerative colitis. INN-108 is a novel small molecule comprised of two active parts with anti-inflammatory and immunomodulatory properties coupled through an azo bond. To date Innovate has no reason to believe that INN-108 has any detectable systemic absorption when orally administered until it reaches the colon where the active components are released locally to reduce inflammation.

For more information, please visit http://www.innovatebiopharma.com

About Monster Digital, Inc.:

Monster Digital develops, markets and distributes Monster branded products for use in high-performance consumer electronics, mobile products and computing applications. Monster Digital designs and engineers premium action sports cameras and accessories, in addition to advanced data storage and memory products for professionals and consumers.

Monster and Monster Digital are registered trademarks of Monster Products, Inc. in the U.S. and in other countries.

For more information, please visit http://www.monsterdigital.com

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Monster Digital's or Innovate's performance to be materially different from those of any expected future results or performance, or achievements. Forward-looking statements speak only as of the date they are made, and neither Monster Digital nor Innovate assumes any duty to update forward-looking statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements including, but are not limited to, the number and percentage of Monster Digital public stockholders voting against the proposals set forth in the proxy statement; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the ability to obtain and/or maintain the listing of the combined company’s common stock on the Nasdaq Capital Market following the Merger; changes adversely affecting the business in which Innovate is engaged; management of growth; general economic conditions, Innovate’ business strategy and plans; and the results of future financing efforts. For more information, see the risk factors described in the preliminary proxy statement as well as those set forth in Monster Digital's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

This communication is not intended to and does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any of the securities of either Monster Digital or Innovate or a solicitation of any vote or approval.

Exhibit 99.1

Contacts:

Monster Digital, Inc.

David Olert, CFO

dolert@monsterdigital.com

Investor Relations:

Monster Digital, Inc.

Vivian Cervantes, PCG Advisory

212-554-5482

vivian@pcgadvisory.com

Innovate Biopharmaceuticals, Inc.

Kendyle Woodard

919-275-1933

investor.relations@innovatebiopharma.com